Certification of Chief Executive Officer

 and Chief Financial Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of KMRB Acquisition Corp., (the “Company”) on Form 10-Q/A for the period ending September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian Kistler, Chief Executive Officer and Chief Financial Officer of the Company, certify, to my knowledge that:

(i)  the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

KMRB ACQUISITION CORP.

/s/: Brian Kistler

BRIAN KISTLER

Chief Executive Officer

Chief Financial Officer

December 13, 2011